I N V E S T O R P R E S E N T A T I O N P R O P R I E T A R Y & CO N F I D E N T I A L Q 2 | 2 0 2 5 FONT FONT FONT FONT FONT FONT

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Risk Retention Rules; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions (such as the recent tensions in international trade); our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the HomeXpress Acquisition; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; ability to make distributions to our stockholders in the future; and delays and/or unforeseen events that could cause the HomeXpress Acquisition to be delayed or not consummated. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of June 30, 2025, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. Disclaimer 2

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera Investment Corp.

We are a hybrid mortgage REIT delivering diversified investment solutions across the mortgage credit product spectrum.

HYBRID INVESTMENT APPROACH	▪ Invests across the spectrum of mortgage products, including, residential loans, mortgage securities, and servicing rights. ▪ Team expertise and robust infrastructure enable a disciplined approach to residential credit investing.
SCALED MORTGAGE CREDIT PLATFORM	▪ Risk management approach emphasizes asset-level credit risk management. ▪ Data management capabilities and proprietary technologies drive efficiencies in process and credit decisions.
MORTGAGE ORIGINATION	▪ Entered into a definitive agreement to acquire HomeXpress Mortgage Corp[1] with expected closing in Q4 2025.
THIRD-PARTY ASSET & INVESTMENT MANAGEMENT	▪ Bespoke solutions for third-party institutional investors seeking exposure to residential loans. ▪ Manager of private asset-backed credit funds on behalf of institutional allocators.

KEY STATISTICS

As of June 30, 2025

2007	89	$6.5B	$14.9B	$2.6B	$25.4B[2]
Year Founded	Full-Time Professionals	Dividends Declared Since Inception	REIT Assets	REIT Equity	3rd Party Managed Loans

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 4

Pursuing a Vision for Long-Term Shareholder Value

We are a hybrid mortgage REIT delivering diversified investment solutions across the mortgage credit product spectrum.

Capital investment in technology, growth, & strategic initiatives across platform

Diverse Sources of Revenue & Synergistic Platform Capabilities

PERMANENT CAPITAL INVESTMENT PORTFOLIO		ADVISORY SERVICES & THIRD-PARTY CAPITAL		MORTGAGE ORIGINATION	
DIVIDEND DISTRIBUTIONS Maintenance of quarterly dividend payments		ENTERPRISE VALUE OPPORTUNITIES Ability to retain & reinvest earnings into accretive growth initiatives			
INVESTMENT INCOME		CAPITAL-LIGHT FEES		GAIN ON SALE	
Liquid	Agency MBS	Advisory Services	Bespoke 3rd party loan solutions	Origination Fees	Borrower paid loan fees
Credit	RPL, NQM, RTL, Other				
MSR	Cash flowing asset hedge	Private Funds	Diversified portfolios	Gain on Sale	Capital market loan sales

High-touch credit risk management support to permanent capital portfolio

Manufacturing product for capital market investors, Advisory Services clients & Private Funds

Platform to acquire & own MSRs & expand product capabilities

CHIMERA | Information unaudited, estimated, and subject to change.

5

Market Summary | *Q2 2025*

Markets navigated a reversal of tariff policies, passage of the "Big Beautiful Bill", draft regulatory capital relief, and overtures regarding firing of the Fed Chair.

RATES

- Yield curve steepened +37 basis points across 2-years and 30-years.
- Yield curve dynamics reflect fiscal concerns along with reflation fears pressuring the long end.

MORTGAGE RATES

- Freddie Mac 30-year fluctuated within a 27-basis point range while ending Q2 12 bps wider.
- Persistence of higher mortgage rates continue to weigh on affordability and housing demand.

AGENCY MBS

- Current coupon MBS widened 11 bps against a blend of 5- and 10-year swaps.
- Current coupon MBS widened 3 bps against a blend of 5- and 10-year Treasuries.

STRUCTURED PRODUCTS

- Non-agency RMBS new issuance spreads widened in early April amidst volatility.
- Demand rebounded and spreads ended Q2 marginally wider.

HOUSING

- June 2025 year-to-date, existing home sales were the lowest in 27 years other than 2009.
- Home prices rose just 2.25% year-over-year through May – lowest level since July 2023.[3]

TREASURY YIELDS[1]	3/31/2025	6/30/2025	Q2 Change
2Y Treasury	3.88	3.72	**-16**
10Y Treasury	4.21	4.23	**2**
30Y Treasury	4.57	4.77	**20**
MORTGAGE RATES[1]			
30Y FRM (Bankrate)	6.83	6.80	**-3**
30Y Freddie PMMS	6.65	6.77	**12**
30Y FRM (MBA)	6.88	6.97	**9**
AGENCY SPREADS[1]			
FN CC 5/10 Tsy Spread	144	147	**3**
FN CC Treasury OAS	38	30	**-8**
FN CC Swap OAS	76	78	**2**
RMBS SPREADS[2]			
NQM – AAA	145	150	**5**
RPL AAA (A1)	135	140	**5**
RPL Unrated (A1)	195	210	**15**
CORPORATES[1]			
Inv Grade – Yield	5.15	4.99	**-16**
Inv Grade - Spread	94	83	**-11**
High Yield - Spread	347	290	**-57**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 6

Chimera | *Q2 2025 Highlights*

EARNINGS & PERFORMANCE

$0.39	$0.37	$20.91	0.5%
EARNINGS AVAILABLE FOR DISTRIBUTION PER SHARE	DIVIDENDS PER SHARE	BOOK VALUE PER SHARE	ECONOMIC RETURN[1]

LIQUIDITY

$250M	$311M
CASH	UNENCUMBERED ASSETS

LEVERAGE

4.5x	1.8x
TOTAL LEVERAGE	RECOURSE LEVERAGE

RESIDENTIAL CREDIT REPO

$1.4B (57.9%)	$1.4B (58.3%)
FLOATING RATE REPO[2] (PERCENTAGE OF TOTAL REPO)	NON-MARK-TO-MARKET REPO[3] (PERCENTAGE OF TOTAL REPO)

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 7

Chimera | *Q2 2025 Highlights*

Announced definitive agreement to purchase HomeXpress while continuing to pursue a strategic re-positioning of the portfolio.

HOMEXPRESS ACQUISITION	▪ Entered into a definitive agreement to acquire HomeXpress Mortgage Corp[1] with expected closing in Q4 2025. ▪ Consideration includes cash equal to HomeXpress book value[2] plus premium of $120 million and 2,077,151 shares of CIM common stock[3].
BOOK VALUE	▪ Q2 2025 book value per share was $20.91 compared to $21.17 in Q1 2025, or 1.2% decrease. ▪ Economic return of 0.5%.
INVESTMENTS	▪ Purchased $1.9 billion in notional Agency pass-throughs with an additional $402 million settled in Q3. ▪ Subsequently, in early Q3, settled a $6.5 billion portfolio of Fannie Mae mortgage servicing rights with a servicing partner.
FINANCING	▪ Recourse leverage increased in Q2 to 1.8x from 1.2x in Q1 due to growth in Agency RMBS allocation.
INTEREST RATE HEDGE ACTIVITY	▪ Agency RMBS: Ended the quarter with $2.0 billion in swap notional against the Agency RMBS portfolio. ▪ Non-Agency RMBS: $1.5 billion of swap notional matured leaving quarter end swap and interest rate cap notionals at $1.6 billion.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

8

HomeXpress Acquisition | *Strategic Rationale*

Transaction further enhances Chimera's position as a leader in the residential credit sector.

ADDS SCALED NON-QM LENDING FRANCHISE	▪ HomeXpress is a leading nationwide lending platform with more than $10.7 billion of loans originated since 2016. ▪ There are multiple growth channels identified that provide an opportunity to leverage Chimera's permanent capital base.
OFFERS DIRECT EXPOSURE TO NON-QM LOANS	▪ Creates the ability for Chimera to retain loans in portfolio at cost and develop a programmatic securitization routine. ▪ Organically originated loans are expected to produce enhanced economics relative to acquiring loans in the secondary market.
FACILITATES INVESTMENT IN MSRs	▪ HomeXpress' lending business creates mortgage servicing rights ("MSRs") that may be retained for investment.
SYNERGISTIC WITH 3RD PARTY ASSET MANAGEMENT	▪ Transaction introduces the ability to cross sell loan products and asset management services across the Chimera platform.
STRATEGIC GROWTH OPPORTUNITIES	▪ Introduces opportunities to further enhance enterprise value through platform activities. ▪ Transaction provides the ability to drive value for REIT shareholders beyond net portfolio income derived from financial assets.
DIVERSIFIES EARNINGS & UTILIZATION OF NOLs	▪ HomeXpress generates loan origination fees and gain-on-sale income, further diversifying Chimera's sources of earnings. ▪ NOLs available to offset future income cover a substantial portion of the purchase premium.

CHIMERA | Information unaudited, estimated, and subject to change. 9

HomeXpress at-a-Glance

A leading partner for loan brokers and correspondent lenders across the U.S.

YEAR ESTABLISHED	2016
NATIONAL FOOTPRINT (# STATES)[1]	46
ORIGINATIONS INCEPTION-TO-DATE	$10.7B
2024 PRE-TAX EARNINGS	$47M

LEADERSHIP	▪ HomeXpress is led by Kyle Walker, President and CEO. ▪ Seasoned senior management team with several having worked together prior to HomeXpress.
PROFESSIONALS	▪ Approximately 300 full-time employees. ▪ Headquartered in Santa Ana, CA with operations and production office in Tampa, FL.
KEY CLIENTS SERVED	▪ Serving mortgage brokers and correspondent lending partners nationwide.
UNDERWRITING & RISK MANAGEMENT	▪ Centralized underwriting and risk management functions. ▪ All loans are sourced from approved brokers and/or correspondents and underwritten in-house.
CAPITAL MARKETS	▪ Robust capital markets presence selling 20K+ loans to over 30 unique third-party institutions. ▪ Consistent seller of loans to a variety of aggregators, insurance companies, banks, and other investors.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 10

Scaled mortgage loan portfolio with robust securitization market presence

INVESTMENT PORTFOLIO[1]
Fair Market Value as of June 30, 2025

Category	Type	Value	%
SECURITIZED LOANS	RE-PERFORMING	$9,258 MILLION	66%
SECURITIZED LOANS	INVESTOR	$810 MILLION	6%
LOANS	PRIME JUMBO	$379 MILLION	3%
LOANS	RESIDENTIAL TRANSITION	$213 MILLION	2%
SECURITIES	NON-AGENCY RMBS	$1,011 MILLION	7%
SECURITIES	AGENCY MBS[2]	$2,289 MILLION	16%

OUTSTANDING SECURITIZATIONS[1]
One of largest RPL securitization issuers

TOTAL LEVERAGE RATIO
4.5x

RECOURSE LEVERAGE RATIO
1.8x

CASH
$250 MILLION

KEY FUNDING METRICS

Funding	Amount
SECURITIZED DEBT (NON-RECOURSE)	$7,039 MILLION
REPO FINANCING (RECOURSE)	$4,563 MILLION
UNSECURED DEBT	$140 MILLION
EQUITY	$2,625 MILLION

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
11

Investment Summary | *June 30, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS											
Senior	968,382	423,120	574,295	5.7%	18.7%	109,787	68,278	68,278	3.3%	253,158	252,859
Subordinated	613,051	358,739	354,258	4.4%	7.9%					334,504	19,754
Interest-only	2,535,660	149,944	82,437	0.7%	4.4%					19,627	62,810
TOTAL NON-AGENCY RMBS	**4,117,093**	**931,803**	**1,010,989**	**4.8%**	**5.4%**	**109,787**	**68,278**	**68,278**	**3.3%**	**607,289**	**335,423**
AGENCY RMBS											
Agency CMO	362,333	362,220	361,216	5.5%	5.6%					345,109	16,107
Pass-through[2]	1,932,802	1,852,520	1,870,042	4.8%	5.5%					1,765,351	104,691
Interest-only	375,663	19,001	15,880	0.8%	6.6%						15,880
TOTAL AGENCY RMBS	**2,670,798**	**2,233,741**	**2,247,138**	**4.8%**	**5.4%**					**2,110,460**	**136,678**
AGENCY CMBS											
Project loans	39,719	40,324	35,715	3.4%	3.3%					29,170	6,545
Interest-only	289,334	5,617	5,964	0.6%	9.4%					1,330	4,634
TOTAL AGENCY CMBS	**329,054**	**45,941**	**41,680**	**3.1%**	**4.1%**					**30,500**	**11,180**
LOANS HELD FOR INVESTMENT											
Re-performing Loans	9,471,413	9,261,618	9,258,039	5.7%	5.6%	6,831,643	6,709,541	6,337,617	3.8%	1,332,848	1,587,574
Prime Loans	403,539	366,586	379,458	4.3%	5.9%	4,284	3,862	4,240	7.2%	313,526	61,693
Investor Loans	799,462	819,709	810,266	6.9%	6.5%	624,643	624,170	628,942	6.4%		181,325
Business Purpose Loans	214,732	215,542	213,027	8.7%	6.6%					168,440	44,587
TOTAL LOANS HELD FOR INVESTMENT	**10,889,146**	**10,663,455**	**10,660,790**	**5.8%**	**5.7%**	**7,460,570**	**7,337,573**	**6,970,798**	**4.0%**	**1,814,814**	**1,875,178**
TOTAL INVESTMENT PORTFOLIO	**18,006,091**	**13,874,941**	**13,960,597**			**7,570,357**	**7,405,851**	**7,039,076**		**4,563,063**	**2,358,458**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

12

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 13 Agency Pass-Throughs(1) | Portfolio Overview QUARTERLY UPDATE ▪ Added $1.9 billion of notional Agency pass-throughs with majority of settlements occurring on or after May 13th. ▪ Committed to purchase $402 million of notional Agency pass-throughs for forward settle in Q3. ▪ 6.6x leverage with $2.2 billion of repo financing that includes $226 million cash reserved to support Agency RMBS portfolio. COUPON NOTIONAL ($MM) FAIR VALUE ($MM) % OF TOTAL EQUITY BUFFER (3) ($MM) REPO ($MM) PORTFOLIO EQUITY ($MM) PORTFOLIO LEVERAGE (DEBT/EQUITY) 3.0% 205 177 7.9 23 168 32 5.2 3.5% 22 20 0.9 3 19 4 4.6 4.0% 397 370 16.4 45 355 60 5.9 4.5% 317 304 13.5 35 290 49 6.0 5.0% 621 611 27.1 60 582 89 6.6 5.5% 773 775 34.3 60 740 95 7.8 TOTAL 2,335 2,257 100 226 2,154 329 6.6 AGENCY PASS-THROUGH PORTFOLIO(1) SWAP TENOR (YEARS) NOTIONAL ($MM) WEIGHTED AVERAGE FIXED PAY RATE > 1 to ≤ 3 858 3.5% > 3 to ≤ 5 244 3.5% > 5 to ≤ 7 240 3.6% > 7 to ≤ 10 225 3.7% > 10 to ≤ 15 225 3.9% > 15 242 4.0% TOTAL 2,034 3.7% AGENCY HEDGES(2) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 14 Agency Pass-Through(1) | Portfolio Interest Rate & Spread Sensitivities(2) QUARTERLY UPDATE ▪ $2.0 billion of swaps at quarter end used to hedge interest rate risk in Agency pass-through portfolio. ▪ Hedges used to match the key rate durations of the bonds. ▪ Model estimates of interest rate and spread sensitivities depicted below. INTEREST RATE CHANGE (BPS) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (75) -0.6% -3.8% (50) -0.2% -1.6% (25) 0.0% -0.3% -- -- -- 25 -0.1% -0.4% 50 -0.2% -1.4% 75 -0.5% -3.4% INTEREST RATE SENSITIVITY(2) CHANGE IN SPREAD (BPS) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (50) 2.9% 20.1% (20) 1.1% 7.9% (10) 0.6% 3.9% -- -- -- 10 -0.6% -3.9% 20 -1.1% -7.8% 50 -2.8% -19.1% SPREAD SENSITIVITY(2) Detailed endnotes are included within the Appendix at the end of this presentation.

Residential Credit | *Portfolio Summary*

OVERVIEW

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize loans (long-term non-recourse financing) and retain subordinate and interest-only securities along with call rights.
- Re-performing loans comprise 87% of the loan portfolio (by principal balance) and exhibit consistent cash flows and low convexity.

Q2'25 KEY LOAN STATISTICS[1]	RE-PERFORMING LOANS (RPL)	PRIME JUMBO	INVESTOR LOANS (DSCR)	BUSINESS PURPOSE LOANS (RTL)	TOTAL LOAN PORTFOLIO
Current Unpaid Principal Balance (UPB)	$9.5 Billion	$403.5 Million	$799.4 Million	$214.7 Million	**$10.9 Billion**
% of Total Loan Portfolio	87%	4%	7%	2%	**100%**
Total Number of Loans	95,686	417	3,288	223	**99,614**
Weighted Average Loan Size	$99K	$968K	$243K	$954K	**$109K**
Weighted Average Interest Rate	5.88%	4.27%	6.88%	8.76%	**5.95%**
Weighted Average Borrower Credit Score	656	753	747	737	**669**
Weighted Average Loan Age	215 Months	40 Months	27 Months	18 Months	**191 Months**
Weighted Average Loan Terms[2]	455 Months	361 Months	360 Months	15 Months	**436 Months**
Weighted Average Remaining Term	240 Months	320 Months	332 Months	9 Months	**245 Months**
Weighted Average Original Loan-to-Value (LTV)	79%	89%	67%	LTC - 69%[3]	**79%**[5]
Amortized Loan-to-Value (LTV)	62%	77%	64%	LTARV - 64%[4]	**63%**[5]
HPI Updated Loan-to-Value (LTV)	39%	77%	58%	79%	**43%**
60+ Days Delinquent	8.4%	0.6%	3.9%	16.7%	**9.2%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

15

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 16 RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS BUSINESS PURPOSE LOANS (RTL) 5.0 15.0 25.0 35.0 45.0 Ju n- 22 S e p -2 2 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 Residential Credit | Delinquency Experience Residential credit fundamentals in our legacy RPL portfolio have remained stable with substantial borrower equity and loan seasoning. 60+ DAY DELINQUENCY EXPERIENCE (%)(1) 0.0 1.0 2.0 3.0 4.0 5.0 Ju n- 22 S e p -2 2 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 7.0 7.5 8.0 8.5 9.0 9.5 Ju n- 22 S e p -2 2 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 0.0 0.2 0.4 0.6 0.8 1.0 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 17 Residential Credit | Prepayment Experience Prepayments saw modest increases in Q2 with RPL and DSCR prepaying around housing turnover speeds and Prime Jumbo prepaying materially slower. RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS 0 4 8 12 16 Ju n- 22 S e p -2 2 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 0 1 2 3 4 5 6 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 PREPAYMENT EXPERIENCE (ANNUALIZED %)(1) 0 3 6 9 12 15 Ju n- 22 S e p -2 2 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D ec -2 4 M ar -2 5 Ju n- 25 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Residential Credit | Secured Recourse Funding(1) We seek to lock-in our funding costs with non-recourse term securitization along with hedging our floating rate liabilities. 18 $1,009M $262M $130M FLOATING NON-MTM $236M CAPPED FLOATING LIMITED MTM $785M FLOATING MTM FLOATING LIMITED MTM FLOATING NON-MTM FIXED NON-MTM $2,422M SECURED RECOURSE FINANCING Q1 2025 EXPECTED REPO MATURITIES ($ MILLIONS) HEDGE TYPE NOTIONAL ($ MILLIONS) PAY-FIXED OR STRIKE RATE OPTION EXPIRY MATURITY Swaps 500 3.45% -- Jan 2026 Swaptions -- -- -- -- Swap Futures 50 4.00% -- March 2027 Interest Rate Cap 1,000 3.95% -- Feb 2027 TOTAL 1,550 RESIDENTIAL CREDIT HEDGES $866 $420 $220 $915 $0 $200 $400 $600 $800 $1,000 0-3 Months 3-6 Months 6-12 Months 12 Months+ REPO MATURITIES ($ MILLIONS) $1,413M NON-MTM & LIMITED MTM (58.3%) $1,402M FLOATING RATE (57.9%)(2) 111% FLOATING RATE HEDGE RATIO Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Third-Party Asset Management Highlights Chimera’s third-party asset management business provides advisory and execution services for mortgage loan investors. 19 LOANS UNDER MGMT. GROWTH (YoY)(1)(2) TRANSACTION GROWTH (YoY)(1) 43% 53% LOANS UNDER MANAGEMENT ($ Billions)(1)(2) TRANSACTION VOLUME BY UNPAID BALANCE ($ Billions)(1) Expertise by Asset Type(1)(2)(3) INCEPTION TO Q2’25 Re-Performing Loans ✓ Non-Performing Loans ✓ Non-QM ✓ Residential Transition Loans ✓ International Residential Loans ✓ Home Equity Products ✓ Single Family Rental ✓ $17.7 $19.6 $22.0 $24.0 $25.4 $0 $5 $10 $15 $20 $25 $30 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 $3.4 $4.7 $5.5 $6.0 $5.2 $0 $1 $2 $3 $4 $5 $6 $7 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Detailed endnotes are included within the Appendix at the end of this presentation.

Q 1 . 2 0 2 5 | I n v e s t o r P r e s e n t a t i o n Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Financial Metrics 21 $0.41 $1.39 ($2.07) $1.77 $0.17 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 $0.37 $0.36 $0.37 $0.41 $0.39 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 $21.27 $22.35 $19.72 $21.17 $20.91 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 1.0x 1.2x 1.2x 1.2x 1.8x Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 $162 $97 $84 $253 $250 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 $486 $550 $526 $444 $311 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 GAAP Earnings Per Share Earnings Available for Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments. Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to- market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs. Earnings Available for Distribution 22

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(dollars in thousands, except per share data)				
GAAP Net income (loss) available to common stockholders	$ 14,024	$ 145,940	$ (168,275)	$ 113,672	$ 33,913
Adjustments [1]:					
Net unrealized (gains) losses on financial instruments at fair value	(6,971)	(128,895)	181,197	(104,012)	(11,231)
Net realized (gains) losses on sales of investments	1,915	—	1,468	—	—
(Gains) losses on extinguishment of debt	—	(2,122)	—	—	—
Increase (decrease) in provision for credit losses	4,409	3,387	4,448	358	3,684
Net unrealized (gains) losses on derivatives	2,554	6,469	(276)	14,457	(11,955)
Realized (gains) losses on derivatives	17,954	(82)	(641)	4,864	17,317
Transaction expenses	390	5,688	4,707	2,317	—
Stock Compensation expense for retirement eligible awards	(501)	1,432	(307)	(424)	(419)
Amortization of intangibles and depreciation expenses[2]	949	951	321	—	—
Non-cash imputed compensation related to business acquisition	341	341	10,296	—	—
Other investment (gains) losses	(2,953)	417	(2,490)	(1,366)	(1,001)
Earnings available for distribution	**$ 32,111**	**$ 33,526**	**$ 30,448**	**$ 29,866**	**$ 30,308**
GAAP net income (loss) per diluted common share	**$ 0.17**	**$ 1.77**	**$ (2.07)**	**$ 1.39**	**$ 0.41**
Earnings available for distribution per adjusted diluted common share	**$ 0.39**	**$ 0.41**	**$ 0.37**	**$ 0.36**	**$ 0.37**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
23

Net Interest Spread

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarters Ended					
	June 30, 2025 (dollars in thousands)			March 31, 2025 (dollars in thousands)		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets[1]:						
Agency RMBS [3]	$ 1,422,791	$ 19,649	5.5%	$ 627,478	$ 7,158	5.6%
Agency CMBS	41,709	1,264	12.1%	41,607	548	5.3%
Non-Agency RMBS	962,840	28,289	11.8%	987,344	28,269	11.5%
Loans held for investment	10,856,968	150,093	5.5%	11,091,882	153,591	5.5%
Total	$ 13,284,308	$199,295	6.0%	$ 12,748,311	$ 189,566	5.9%
Liabilities and stockholders' equity:						
Interest-bearing liabilities[2]:						
Secured financing agreements collateralized by:						
Agency RMBS [3]	$ 1,294,316	$ 12,428	4.6%	$ 487,288	$ 4,730	4.6%
Agency CMBS	30,572	346	4.5%	29,972	338	4.5%
Non-Agency RMBS	629,610	9,330	5.9%	647,628	9,569	5.9%
Loans held for investment	1,851,517	29,628	6.4%	1,828,760	27,450	6.0%
Securitized debt	7,555,801	75,014	4.0%	7,636,038	71,701	3.8%
Long term debt[3]	139,750	3,474	9.9%	139,750	3,474	9.9%
Total	$ 11,501,566	$ 130,220	4.5%	$ 10,769,436	$ 117,262	4.4%
Economic net interest income/net interest rate spread		$ 69,075	1.5%		$ 72,304	1.5%
Net interest-earning assets/net interest margin	$ 1,782,742		2.1%	$ 1,978,875		2.3%
Ratio of interest-earning assets to interest bearing liabilities	1.15			1.18		

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

24

Investment Summary | *March 31, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS											
Senior	994,386	445,212	601,108	5.7%	18.1%	109,789	69,990	69,990	3.3%	268,775	262,344
Subordinated	643,316	382,550	377,585	4.5%	8.1%					350,899	26,686
Interest-only	2,589,059	151,550	81,148	0.7%	4.3%					19,723	61,425
NON-AGENCY RMBS TOTAL	**4,226,761**	**979,313**	**1,059,841**	**4.4%**	**12.1%**	**109,789**	**69,990**	**69,990**	**3.3%**	**639,397**	**350,455**
AGENCY RMBS											
Agency CMO	451,023	450,846	449,448	5.5%	5.6%					391,864	57,584
Pass-through[2]	149,420	150,229	149,497	5.5%	5.4%					91,043	58,455
Interest-only	379,113	19,267	15,852	0.8%	7.6%						15,852
AGENCY RMBS TOTAL	**979,556**	**620,342**	**614,797**	**5.4%**	**5.6%**					**482,906**	**131,891**
AGENCY CMBS											
Project loans	40,875	41,494	35,002	3.5%	3.4%					29,128	5,874
Interest-only	294,363	5,894	6,538	0.6%	9.4%					1,414	5,124
AGENCY CMBS TOTAL	**335,238**	**47,388**	**41,540**	**3.1%**	**4.1%**					**30,542**	**10,998**
LOANS HELD FOR INVESTMENT											
Re-performing Loans	9,751,275	9,544,070	9,485,918	5.4%	5.6%	7,103,751	6,976,212	6,529,279	3.8%	1,316,129	1,640,510
Prime Loans	414,628	376,810	388,539	4.3%	5.9%	4,342	3,913	4,301	7.2%	320,730	63,507
Investor Loans	833,924	854,720	843,842	6.9%	6.6%	659,198	658,294	664,507	6.4%		179,335
Business Purpose Loans	260,073	261,937	259,433	8.8%	7.2%					204,486	54,946
LOANS HELD FOR INVESTMENT TOTAL	**11,259,900**	**11,037,537**	**10,977,732**	**5.5%**	**5.6%**	**7,767,291**	**7,638,419**	**7,198,087**	**4.0%**	**1,841,345**	**1,938,299**
TOTAL INVESTMENT PORTFOLIO	**16,801,454**	**12,684,580**	**12,693,910**			**7,877,079**	**7,708,409**	**7,268,077**		**2,994,191**	**2,431,642**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

25

Consolidated Loan Securitizations

VINTAGE	DEAL	ORIGINAL FACE ($ Thousands) TOTAL	ORIGINAL FACE ($ Thousands) SOLD	ORIGINAL FACE ($ Thousands) RETAINED	REMAINING FACE ($ Thousands) TOTAL	REMAINING FACE ($ Thousands) SOLD	REMAINING FACE ($ Thousands) RETAINED	WEIGHTED AVERAGE COUPON (WAC) Outstanding Bonds Sold	WEIGHTED AVERAGE COUPON (WAC) Underlying Collateral	FIRST CALL DATE
2025	CIM 2025-R1	391,790	333,021	58,769	384,441	325,710	58,731	5.00%	5.44%	Mar-27
2025	CIM 2025-NR1	254,432	184,463	69,969	240,505	172,078	68,427	5.00%	4.94%	Mar-26
2025	CIM 2025-I1	287,674	275,735	11,939	263,182	251,243	11,939	5.93%	7.84%	Feb-28
2024	CIM 2024-R1	468,148	351,813	116,335	418,742	302,419	116,321	4.75%	5.68%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	182,092	146,255	35,780	6.71%	7.09%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	319,477	268,862	50,615	5.02%	5.67%	Apr-28
2023	CIM 2023-R3	450,834	394,479	56,355	364,635	308,278	56,355	4.50%	5.56%	Currently Callable
2023	CIM 2023-I1	236,161	205,578	30,583	181,817	151,233	30,583	6.37%	7.37%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	351,569	269,143	82,426	5.50%	6.26%	Mar-28
2023	CIM 2023-R1	585,718	512,503	73,215	457,064	385,041	71,994	5.40%	6.21%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	274,289	231,672	42,616	4.57%	5.50%	Sep-27
2022	CIM 2022-I1	219,442	122,997	96,445	172,372	75,912	96,445	4.35%	4.73%	Currently Callable
2022	CIM 2022-R2	508,202	440,865	67,337	386,461	319,455	67,004	3.81%	4.76%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	234,549	200,385	34,115	3.05%	4.52%	Feb-27
2021	CIM 2021-R6	353,797	336,284	17,513	184,243	166,725	17,513	1.68%	5.96%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	305,535	238,891	66,644	2.00%	5.61%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	303,863	222,772	81,091	2.00%	5.88%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	431,501	303,502	128,000	1.95%	5.85%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	661,527	437,576	223,951	2.07%	6.69%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	983,323	668,222	314,718	1.94%	6.50%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	334,928	245,063	89,865	2.43%	6.14%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	240,176	156,817	83,359	2.25%	5.38%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	150,448	69,363	81,084	2.58%	5.46%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	231,578	124,259	107,319	4.00%	5.51%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	269,244	195,608	73,895	2.68%	4.32%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	225,762	154,085	71,677	2.90%	5.86%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	708,568	495,637	202,215	3.50%	4.11%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	143,037	80,558	61,981	3.04%	5.78%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	156,071	94,083	61,988	3.00%	6.31%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	134,401	84,781	49,608	2.63%	6.63%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	262,851	160,048	102,803	3.49%	5.43%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	197,973	125,601	72,372	3.25%	5.02%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	50,018	18,322	31,523	4.21%	7.23%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	64,634	6,687	57,947	3.87%	4.66%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	5,790	4,284	1,484	6.67%	5.03%	Do Not Hold Call Rights
		$17,735,770	$14,748,443	$2,987,327	$10,276,666	$7,460,570	$2,804,387	3.63%	5.75%	

CHIMERA | Information unaudited, estimated, and subject to change.

26

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #4 1. Chimera is purchasing HomeXpress indirectly through its acquisition of a holding company, HX Holdco Corp. 2. Unaudited third-party managed loans and real estate. Includes total debt associated with discretionary private credit funds and non-discretionary asset management mandates. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment. Slide #6 1. Sourced from Bloomberg. 2. RMBS spreads sourced from Wells Fargo and Bank of America research. 3. Home price data sourced from Bloomberg using S&P Case Shiller National Home Price Index, non- seasonally adjusted. Slide #7 1. Economic return represents the change in book value quarter-over-quarter plus dividends per common share declared. 2. Floating rate repurchase agreements excludes capped floating rate facility of $236 million 3. Non-mark-to-market repo includes financings that have margin holidays or limited mark-to-market features. Slide #8 1. Chimera is purchasing HomeXpress indirectly through its acquisition of a holding company, HX Holdco Corp. 2. HomeXpress had $115 million of GAAP Total Equity as of March 31, 2025. 3. Numbers of shares determined using the 20-day volume weighted-average price (VWAP) as of June 11th, 2025. Slide #10 1. HomeXpress lends in 46 states and D.C. Slide #11 1. Investment portfolio figures exclude real estate owned and forward settling transactions. Slide #12 1. Investment portfolio figures exclude real estate owned and forward settling transactions. 2. Agency Pass-through Net Assets does not include any cash reserves or initial margin related to our interest rate hedges allocated to the portfolio. Slide #13 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions. 2. Excludes derivatives and hedges allocated to the Residential Credit portfolio. 3. Equity Buffer includes initial cash margin held by derivative counterparties and cash reserves allocated to the Agency RMBS portfolio. Slide #14 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions. 2. Interest rate and spread sensitivities derived using models licensed from third parties with internally derived inputs. Actual results may differ materially from projected estimates. Slide #15 1. Data is sourced from trustee reports, servicers, Bloomberg and Intex. 2. Weighted Average Loan Term is based on the most recent maturity date of the loan that includes any loan modifications or extension of the maturity date, in each case calculated from the related loan’s first payment date. 3. For Business Purpose Loans (RTLs), LTC is loan-to-cost, or the total loan amount as a percent of the house value at the time of purchase plus all budgeted improvements. 4. For Business Purpose Loans (RTLs), LTARV is loan-to-after repair value, or the total loan amount as a percent of the estimated property value after the completion of all planned and budgeted improvements. 5. Total Loan Portfolio Weighted Average Original Loan-to-Value (LTV) and Amortized Loan-to-Value (LTV) excludes the LTC and LTARV related to the Business Purpose Loans. Slide #16 1. Delinquency data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #17 1. Prepayment data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Endnotes 27

Endnotes, continued

Slide #18

1. Residential Credit Secured Recourse Funding includes only financing and interest rate hedges related to, or allocated to, the Residential Credit portfolio. Data does not include outstanding financings or derivatives related to, or allocated to, the Agency RMBS portfolio.
2. Excludes capped floating rate financing of $236 million.

Slide #19

1. Unaudited third-party managed loans and real estate. Excludes total debt associated with discretionary private credit funds.
2. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations.
3. Inception period begins February 2013.

Slide #21

1. Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations.

Slide #23

1. As a result of the Palisades Acquisition, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to the Palisades Acquisition and are not directly related to generation of our portfolio's investment income.
2. Non-cash amortization of intangibles and depreciation expenses related to Palisades Acquisition.

Slide #24

1. Interest-earning assets at amortized cost.
2. Interest includes periodic interest on derivatives, net.
3. These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.

Slide #25

1. Investment portfolio figures exclude real estate owned and forward settling transactions.
2. Agency Pass-through Net Assets does not include any cash reserves or initial margin related to our interest rate hedges allocated to the portfolio.

CHIMERA | Information unaudited, estimated, and subject to change.

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I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .